As filed with the Securities and Exchange Commission on December 15, 1995
                                             Registration No. 33-____
_________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           _____________________
                                 FORM S-8
                          REGISTRATION STATEMENT

                                   Under
                        The Securities Act of 1933

                           ASTRONICS CORPORATION
          (Exact name of Registrant as specified in its charter)

     New York                                     16-0959303
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

1801 Elmwood Avenue
Buffalo, New York                                 14207
(Address of Principal Executive Office)           (Zip Code)

                      1993 DIRECTOR STOCK OPTION PLAN
                     1992 INCENTIVE STOCK OPTION PLAN
                      1984 DIRECTOR STOCK OPTION PLAN
                     1982 INCENTIVE STOCK OPTION PLAN
                         (Full title of the plans)

                           Paul N. Edwards, Esq.
                Phillips, Lytle, Hitchcock, Blaine & Huber
                        3400 Marine Midland Center
                         Buffalo, New York  14203
                  (Name and address of agent for service)

                               716-847-7020
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

  Title of      Amount      Proposed Max.    Proposed Max.      Amount of
securities to   to be      offering price  aggregate offering  registration
be registered  registered*   per share**        price              fee

Common Stock     732,132        $3.50         $2,562,462         $883.61
$.01 par value

     * The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plans. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

     **   Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(c); calculated on the basis of the average of the bid and asked prices of the Common Stock on the NASDAQ National Market System on December 11, 1995.

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Item 3.   Incorporation of Documents by Reference.

     The Company hereby incorporates the following documents by reference in the Registration Statement:

     (a)  The Form 10-QSBs for the quarters ended September 30,
          July 1 and April 1, 1995;

     (b)  The Form 8-K filed on December 14, 1995; and

     (c)  The Form 10-KSB for the fiscal year ended December 31,
          1994.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     No applicable.

Item 5.   Interests of Named Experts and Counsel.

     John B. Drenning, a Director and Secretary of the Company, is a partner in the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber, which has rendered the legality opinion included in this Registration Statement as Exhibit 5.

Item 6.   Indemnification of Directors and Officers.

     The Company's officers and directors are and will be indemnified under the By-laws of the Company against certain liabilities. The By-Laws require the Company, to the extent permitted by law, to indemnify its directors and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established (a) that the director or officer breached his duty to the Company, and (b) if such person acted in the best interest of the Company, and, in the case of any criminal proceeding, the director or officer had no reasonable cause to believe that the act or omission was unlawful.







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     As permitted by New York law, the Certificate of
Incorporation provides that a director or officer of the Company shall not be liable for monetary damages to the Company or its shareholders for any act or omission in the performance of his duties, except to the extent that a judgment or other final adjudication adverse to him establishes (1) the person actually received an improper benefit, (2) the person's action or failure to act was in bad faith or involved intentional misconduct or a knowing violation of law, or (3) his acts violated Section 719 of the Business Corporation Law of the State of New York.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See the Exhibit Index below.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

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          offered therein, and the offering of such securities at
          that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will,unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.












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                           SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on December 15, 1995.


                              ASTRONICS CORPORATION


                              By:KEVIN T. KEANE
                                 Kevin T. Keane
                                 President and Chief
                                   Executive Officer





































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     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above.


                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint
Kevin T. Keane and John M. Yessa, jointly and severally, with full power to act without the other, as his true and lawful attorneys-in-fact, each with the full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each of said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                CAPACITY                      DATE

KEVIN T. KEANE           President, Chief Executive    December 15, 1995
    Kevin T. Keane       Officer and Director
                         (Principal Executive Officer)

JOHN M. YESSA            Vice President-Finance,       December 15, 1995
    John M. Yessa        Treasurer, Chief Financial
                         Officer and Director
                         (Principal Financial and
                         Accounting Officer)

                         Director                      December __, 1995
    Guy P. Berner

                         Director                      December __, 1995
   Robert T. Brady

JOHN B. DRENNING         Director                      December 15, 1995
   John B. Drenning







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                          EXHIBIT INDEX

                                                  Sequential
                                                  Page Number

4.1    -    Restated Certificate of Incorporation        ----
            of Astronics Corporation, as amended,
            incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1988.

4.2    -    Bylaws of the Company, as amended,           ----
            incorporated by reference to
            Exhibit 3(b) of the Company's Annual
            Report on Form 10-K for the fiscal
            year ended December 31, 1988.

5      -    Opinion of Phillips, Lytle,                     8
            Hitchcock, Blaine & Huber as to
            the legality of the securities
            registered.

10.1   -    1993 Director Stock Option Plan,             ----
            incorporated by reference to
            the Company's definitive proxy
            statement dated March 19, 1993.

10.2   -    1992 Incentive Stock Option Plan,            ----
            incorporated by reference to
            the Company's definitive proxy
            statement dated March 30, 1992.

10.3   -    1984 Director Stock Option Plan,             ----
            incorporated by reference to
            the Company's definitive proxy
            statement dated March 16, 1984.

10.4   -    1982 Incentive Stock Option Plan,            ----
            incorporated by reference to
            the Company's definitive proxy
            statement dated March 26, 1982.

24(a)  -    Consent of Independent Accountants             10

24(b)  -    Consent of Phillips, Lytle,                  ----
            Hitchcock, Blaine & Huber (included
            in Exhibit 5).

25     -    Power of Attorney (included with             ----
            signature page).





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                            EXHIBIT 5

             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
                BLAINE & HUBER AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED



















































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                             December 15, 1995


Astronics Corporation
1801 Elmwood Avenue
Buffalo, New York  14207

         Re:  ASTRONICS CORPORATION - REGISTRATION STATEMENT ON
              FORM S-8

Gentlemen:

         With respect to the Form S-8 Registration Statement of the 1993 Director Stock Option Plan, the 1992 Incentive Stock Option Plan, the 1984 Director Stock Option Plan and the 1982 Incentive Stock Option Plan (the "Plans"), covering the registration of 732,132 shares of Common Stock of Astronics Corporation (the "Company"), we have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its Directors and such other documents and corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

         We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

         Based upon such examination, we are of the opinion that the 732,132 shares of Common Stock which may be issued by the Company have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                  Very truly yours,

                   PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER







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                          EXHIBIT 24(a)


                     CONSENT OF INDEPENDENT
                           ACCOUNTANTS



















































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                  CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference of our report dated January 20, 1995 with respect to the Financial Statements of Astronics Corporation, appearing in the Form 10-KSB for the fiscal year ended December 31, 1994, in this Registration Statement on Form S-8 of Astronics Corporation filed with the Securities and Exchange Commission for the registration of 732,132 shares of its common stock.





Buffalo, New York
December 15, 1995







































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